UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 13, 2010 (May 11, 2010)

GOVERNMENT PROPERTIES INCOME TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-34364	26-4273474
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-219-1440

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of Government Properties Income Trust, or the Company, held on May 11, 2010, the Company’s shareholders elected John L. Harrington as the Independent Trustee in Class I of the Board of Trustees for a three (3) year term of office until the Company’s 2013 annual meeting of shareholders and to serve until his successor shall have been elected and qualified.  Mr. Harrington received the following votes:

For	Against	Withhold	Broker Non-Vote
22,872,702	87,728	115,875	5,074,922

The Company’s shareholders also elected Adam D. Portnoy as the Managing Trustee in Class I of the Board of Trustees for a three (3) year term of office until the Company’s 2013 annual meeting of shareholders and to serve until his successor shall have been elected and qualified.  Mr. Portnoy received the following votes:

For	Against	Withhold	Broker Non-Vote
22,623,177	216,273	236,855	5,074,922

Also at the Company’s 2010 annual meeting of shareholders, shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.  This proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
28,034,104	82,448	34,675	N/A

Item 8.01. Other Events.

On May 11, 2010, the Company changed its trustee compensation arrangements.  A summary of the Company’s currently effective trustee compensation arrangement is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

On May 11, 2010, the Company granted each of the Company’s trustees 1,500 common shares of beneficial interest, par value $0.01 per share, valued at $27.78, the closing price of the Company’s common shares on the New York Stock Exchange on that day, pursuant to the Company’s 2009 Incentive Share Award Plan.

Item 9.01  Financial Statements and Exhibits.

(d)                                                                               Exhibits.

The Company hereby files the following exhibits:

10.1                 Summary of Trustee Compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOVERNMENT PROPERTIES INCOME TRUST

By:	/s/ David M. Blackman
Name:	David M. Blackman
Title:	Treasurer and Chief Financial Officer

Dated:  May 13, 2010